Issuer Free Writing Prospectus, dated April 19, 2023
Filed Pursuant to Rule 433 of the Securities Act of 1933
Relating to the Preliminary Prospectus filed Apri13, 2023
Registration No. 333-271081

© Copyright ▪ Fresenius Medical Care Capital Markets Day 2023 April 19, 2023 | Virtual event

Additional Information and Where to Find it. Fresenius Medical Care AG &Co. KGaA ("FME") has filed a registration statement (including an information statement /prospectus) on Form F-4 (File No. 333-271081) with the United States Securities and Exchange Commission for the transaction discussed in this presentation. Before you vote on such transaction, you should read the prospectus in that registration statement and the other documents that FME has filed with the SEC for more complete information about FME and the transaction. You may get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, FME will arrange to send you copies of the prospectus and other documents incorporated into the registration statement free of charge if you request it by contacting: Fresenius Medical Care AG & Co. KGaA Investor Relations Else-Kroner-Strasse 1 61352 Bad Homburg v.d. Hoehe, Germany Email: ir@fmc-ag.com

Safe harbor statement: This presentation includes certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or might not even be anticipated. The Company has based these forward-looking statements on current estimates and assumptions which we believe are reasonable and which are made to the best of our knowledge. Actual results could differ materially from those included in the forward-looking statements due to various risk factors and uncertainties, including changes in business, economic or competitive conditions, changes in reimbursement, regulatory compliance issues, regulatory reforms, foreign exchange rate fluctuations, uncertainties in litigation or investigative proceedings, cyber security issues and the availability of financing. Given these uncertainties, readers should not put undue reliance on any forward-looking statements. These and other risks and uncertainties are discussed in detail in Fresenius Medical Care AG & Co. KGaA’s (FMC AG & Co. KGaA) Annual Report on Form 20-F under the heading “Forward-Looking Statements” and under the headings in that report referred to therein, and in FMC AG & Co. KGaA’s other reports filed with the Securities and Exchange Commission (SEC) and the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse). Additional risk factors are discussed in the information statement / prospectus contained in the registration statement on Form F-4 (File No. 333-271081). Forward-looking statements represent estimates and assumptions only as of the date that they were made. The information contained in this presentation is subject to change without notice and the company does not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, except to the extent required by applicable law and regulations. If not mentioned differently the term net income after minorities refers to the net income attributable to the shareholders of Fresenius Medical Care AG Co. KGaA. The term EMEA refers to the region Europe, Middle East and Africa. Amounts are in Euro if not mentioned otherwise. Implementation of measures as presented herein may be subject to information & consultation procedures with works councils and other employee representative bodies, as per local laws and practice. Consultation procedures may lead to changes on proposed measures.

Agenda IR Introduction Dr. Dominik Heger CEO presentation Helen Giza, CEO & Chair of Management Board Global Medical Office Franklin W. Maddux, MD Break Care Delivery Bill Valle Care Enablement Dr. Katarzyna Mazur-Hofsäß Joint Q&A session Concluding remarks Helen Giza 1 2 3 4 CEO Global Medical Office Care Delivery Care Enable-ment

1 CEO presentation Helen Giza CEO & Chair of the Management Board

Capital Markets Day April 2023 Page 6 CEO Global Medical Office Care Delivery Care Enable-ment Market leader with products serving around half of the world’s dialysis patients Largest dialysis services network globally Around 345,000 dialysis patients >4,100 dialysis centers #1 value-based renal care in the U.S. Market leader with >50% of HHD patients in the U.S. #1 in-center HD machines #1 HHD machines #2 PD machines Products in 153 countries Note: HD = hemodialysis; HHD = home hemodialysis; PD = peritoneal dialysis We are the leading kidney care company globally Global Global Global 71 Net promoter score

Capital Markets Day April 2023 Page 7 Our vision Creating a future worth living. For patients. Worldwide. Every day.

1 Includes Scope 1 (direct) and Scope 2 (indirect) emissions at our production sites and Scope 2 emissions from electricity consumption resulting from treatments at our dialysis clinics; excluding mobile assets; Greenhouse gas emissions, calculated in accordance with GHG Protocol Page 8 Accelerating sustainability | Purpose driven. Patient-centric. 2023+ sustainability targets and priorities set Capital Markets Day April 2023 CEO Global Medical Office Care Delivery Care Enable-ment Enhance quality of care and access to health care Build the best team to serve patients Reduce our environmental footprint Key targets Climate neutrality by 20401 Sustainable products and services Key targets Equity and leadership diversity Employee engagement New differentiators Global Quality Index for patient outcomes Zero Health Gaps pledge

2027 Women in top management positions 2030 Women across all management positions Ethnically diverse managers in the U.S. Established targets to increase representation of Capital Markets Day April 2023 Page 9 Our commitment to diversity, equity and inclusion ▪ Build an inclusive, high-trust culture for all employees, where diversity is valued deeply ▪ Attract, retain and develop a world-class team at all levels that reflects the diversity of our patients and staff ▪ Promote a culture of inclusion where everyone feels they can bring their whole selves to work ▪ Deliver equitable care in the markets where we operate – Engage with patients and one another with empathy, compassion and respect CEO Global Medical Office Care Delivery Care Enable-ment

1 United Nations Department of Economic and Social Affairs, Population Division (2022). World Population Prospects 2022: Summary of Results. UN DESA/POP/2022/TR/NO. 3 2 WHO Global Health Observatory (2019), adjusted for population aged >18 (population data from United Nations, Department of Economic and Social Affairs, Population Division (2022) World Population Prospects 2022, Online Edition (POP/F01-1) | 3 IDF Diabetes Atlas 2021 (10th edition) | 4 FME Long Range Patient Projection Capital Markets Day April 2023 Page 10 Underlying business fundamentals intact | New extrapolation from 2020 to 2035 +60% +40% +100% 0.75 billion 1.2 billion 2020 2035 500 million 690 million 2020 2035 3.7 million >7 million 2020 2035 CEO Global Medical Office Care Delivery Care Enable-ment Global population aged 65+1 Dialysis patients People on maintenance dialysis4 Diabetes People living with diabetes3 Hypertension One out of four people worldwide has hypertension2 Ageing Global Population

Our strategic aspiration Structure Capital allocation Operational efficiencies Portfolio optimization Culture FME25 Care Delivery Care Enablement Global operating model with two segments Financial reporting with enhanced transparency Simplified governance Accountability Sustainability Diversity & Inclusion Disciplined financial policy ROIC improvement focus Unlock value as the leading kidney care company Capital Markets Day April 2023 Page 11 CEO Global Medical Office Care Delivery Care Enable-ment

Supervision/Appoint-ment of the Mgt. Board Shareholders Current governance structure Proposed future governance structure Capital Markets Day April 2023 Page 12 Proposed future simplified governance model Management Board Fresenius Medical Care AG Supervisory Board Fresenius Medical Care AG CEO Global Medical Office Care Delivery Care Enable-ment Election 68% shares (approx.) Management Election 32% shares (approx.) 100% shares Supervision Fresenius SE & Co. KGaA Outside Share-holders/free float Fresenius Medical Care AG & Co. KGaA Fresenius Medical Care Management AG Supervisory Board Fresenius Medical Care Management AG Supervisory Board Fresenius Medical Care AG & Co. KGaA

Page 13 Vertical integration | Playing to our strengths in new operating model Care Delivery Care Enablement Early access to innovation in dialysis MedTech Predictability and scale in supply chain Leverage scientific developments, data technology, connectivity Setting the standard of care Focus on value creation in both businesses Leverage infrastructure and global G&A CEO Global Medical Office Care Delivery Care Enable-ment Capital Markets Day April 2023

1 Unaudited | 2 Total revenue with external customers incl. inter-segment revenue Capital Markets Day April 2023 Page 14 New reporting framework | Revenue Former revenue split – FY 2022 13,550 revenue North America 15,593 revenue U.S. 81% International 19% 5,353 revenue2 Internal 29% External 71% Care Delivery Care Enablement 2,851 revenue EMEA 2,152 revenue Asia-Pacific 797 revenue Latin America Health Care Services Health Care Products CEO Global Medical Office Care Delivery Care Enable-ment New revenue split – FY 20221 in € million in € million

1,327 1,540 319 341 North America EMEA Asia-Pacific 29 Latin America -476 Corporate FY 2022 operating income 9.8% 11.2% 15.8% 3.6% 7.9% 1 Operating income excluding special items and excluding EUR 277 million of Provider Relief Funding received from the U.S. government to compensate for certain COVID-19-related costs 2 Unaudited Capital Markets Day April 2023 Page 15 New reporting framework | Operating income1 and margin Former reporting – operating income excl. special items1 1,478 103 Care Delivery Care Enablement -41 Corporate 1,540 FY 2022 operating income 9.5% 1.9% 7.9% CEO Global Medical Office Care Delivery Care Enable-ment New reporting – operating income excl. special items1 FY 20222 in € million Margin in % in € million Margin in %

Note: €650m savings targets announced in February 2023 Capital Markets Day April 2023 Page 16 Accelerated and extended FME25 transformation program Expected sustainable annual savings by end of 2025 7% 48% 45% Care Delivery Care Enablement G&A €650 m CEO Global Medical Office Care Delivery Care Enable-ment Top workstream contributions Care Delivery U.S. growth and efficiency Care Enablement Manufacturing efficiencies, home dialysis, critical care G&A Technology, finance, direct and indirect procurement

Page 17 Successful execution of FME25 to date Sustainable annual savings until YE 2022 Note: Savings split unaudited 15% 24% 61% Care Delivery Care Enablement G&A Capital Markets Day April 2023 One-time costs until end of 2022 €270 m €650 m total €131 m CEO Global Medical Office Care Delivery Care Enable-ment Top contributions until YE 2022 Care Delivery Clinical operational efficiencies Care Enablement First savings on organizational and productivity efficiencies G&A Initiatives across G&A, including technology, finance and procurement

Capital Markets Day April 2023 Page 18 Additional operational efficiencies and turnaround drivers Care Delivery Care Enablement Operational efficiencies & turnaround drivers CEO Global Medical Office Care Delivery Care Enable-ment ▪ Increased operating leverage from U.S. volume recovery ▪ Favorable U.S. rate / mix development ▪ Further growth and operational efficiencies in international markets ▪ Margin dilution due to strong growth in value-based care business ▪ Pricing, contracting and direct procurement ▪ Growth in international markets ▪ Further identified areas of improvement, including ‒ G&A ‒ PD logistics ‒ Other operational efficiencies

CEO | Global Medical Office | Care Delivery | Care Enablement

Strategic growth drivers | Value-based care and home dialysis


Market leader transforming U.S. value-based care industry

- Premier value-based care capabilities addressing growing population of CKD and ESRD patients
  - Market leading positioning
  - Clinical excellence outperforming the market
- Medical costs under management to increase from $6 bn in 2022 to $11 bn by 2025
- Patient lives to grow from ~90 k in 2022 to 270 k by 2025
- 2025 projected revenue of $2.3 bn

Note: CKD = chronic kidney disease; ESRD = end-stage renal disease


Market leader further expanding U.S. home dialysis

- Accelerating shift to home dialysis
  - Higher patient satisfaction and quality of life
  - Payors favor home treatments
  - Home dialysis trend supportive of CD margin improvement
- U.S. home dialysis treatments of ~16% at end 2022
- Aspirational U.S. home dialysis treatment target of 25% potentially delayed by 18 to 24 months due to longer than assumed duration of the pandemic and impacts from unprecedented labor situation

FRESENIUS MEDICAL CARE
Capital Markets Day April 2023 **Page 19**

1 Unaudited; FY 2022 operating income excluding special items and excluding EUR 277 million of Provider Relief Funding received from the U.S. government to compensate for certain COVID-19-related costs 2 FY 2025 outlook excluding special items and in constant currency. 2022 operating income margin1 2025 operating income margin2 Group 7.9% 10 % to 14% Care Delivery 9.5% 10 % to 14 % FME25 140 bps U.S. volume recovery 0 to 100 bps U.S. rate / mix development 100 to 175 bps Labor & inflation -175 to -50 bps Dilution from value-based care growth -50 to 0 bps International growth & operational efficiencies 50 to 100 bps Care Enablement 1.9% 8% to 12% FME25 600 bps Inflation -650 to - 550 bps Pricing, contracting, direct procurement 300 to 400 bps Growth in international markets 250 to 300 bps Additional identified improvements (G&A, PD logistics, other operational efficiencies) 100 to 250 bps Capital Markets Day April 2023 Page 20 Path to margin improvement CEO Global Medical Office Care Delivery Care Enable-ment

Sustainable FME25 annual savings of €650 m by 2025 Outlook is provided in constant currency and exclusive of special items. Special items will be provided as separate KPI (“Revenue excluding special items”, “Operating income excluding special items”) to capture effects that are unusual in nature and have not been foreseeable or not foreseeable in size or impact at the time of giving guidance. These items are excluded to ensure comparability of the figures presented with the Company’s financial targets which have been defined excluding special items. Capital Markets Day April 2023 2025 margin growth assumptions Moderate patient volume growth until 2025 Moderate reimbursement rate increase until 2025 Stabilizing labor situation and inflationary cost environment after 2023 CEO Global Medical Office Care Delivery Care Enable-ment Improved operating income margin of 10% to 14% by 2025 Dilution from strong growth in value-based care Page 21

Assess Grow Growth Potential Strategic value to FME Divest Capital Markets Day April 2023 Page 22 Portfolio optimization | Evaluating our assets to unlock value CEO Global Medical Office Care Delivery Care Enable-ment 500 - 1,000 0 - 15 15 - 100 100 - 500 Circle size represents gross sales in € million 1,000 - 4,000 > 4,000 Care Delivery Care Enablement Partnership/investment N.B.: Axes are non-linear CE In-Center CE Critical Care Note: Axes are non-linear, indicative only Dialysis Services International CE Home (HHD & PD)

Deleveraging Focused investments Shareholder return Capital allocation | Disciplined financial policy and ROIC focus ▪ Committed to investment grade rating and to manage net financial leverage within self-imposed range of 3.0 to 3.5x ▪ Potential divestiture proceeds from portfolio optimization to be used for deleveraging ▪ Dividend in-line with earnings development, consistent with our dividend policy ▪ Proposed dividend of 1.12 Euro (-17%) per share reflects 2022 net income performance ▪ Focus on organic growth in core portfolio ▪ Minimal M&A activities ▪ Stringent management of capital expenditures ▪ Ambition to double ROIC by 2025 Capital Markets Day April 2023 Page 23 CEO Global Medical Office Care Delivery Care Enable-ment

1 As of December 31, 2022 | 2 Based on utilization of major financing instruments, excl. Commercial Paper and A/R Facility | 3 Calculations based on total financial debt, excluding leases and purchase money obligations. Capital Markets Day April 2023 Page 24 Sound funding profile CEO Global Medical Office Care Delivery Care Enable-ment Diversified financing mix1 Well-balanced maturity profile1,2 Lease Liabilities 35% EUR Bonds 32% USD Bonds 24% Commercial Paper 4% Other 2% Schuldschein Loans 2% A/R Facility 1% Prudent financial policy Limited refinancing needs until 2026 Commitment to IG rating & leverage target of 3-3.5 Strong history of deleveraging Average maturity3: 4.7 years Average interest3: 2.2% 650 375 500 1,100 750 500 750 1,547 797 25 469 200 2023 2024 2025 2026 2027 2028 2029 2030 2031 1,897 775 1,169 Schuldschein Loans USD Bonds EUR Bonds ~€13,213m in € million Focused capital allocation

Capital Markets Day April 2023 Page 25 Target picture 2025+ Care Delivery Service provider of choice for patients, physicians and payors across the renal care continuum Market leading in therapies, digitalization, value-based care, home dialysis & being operationally excellent Care Enablement Profitably shape the global dialysis market with leading digital portfolio in renal therapies and pioneering renal care of tomorrow Most cost-efficient manufacturing in the renal industry with future proof product and services ecosystem Global Medical Office High quality outcomes for patients worldwide by advancing the application of clinical science utilizing the world’s largest kidney care dataset with longitudinal clinical data Leading renal care company Culture of innovating for the benefit of our customers while generating industry-leading returns Mindset of continuous efficiency im-provement and operational excellence Partner of choice, setting the standard in kidney care with industry-leading returns CEO Global Medical Office Care Delivery Care Enable-ment

2 Global Medical Office Franklin W. Maddux, MD CEO Global Medical Office Care Delivery Care Enable-ment

Capital Markets Day April 2023 Page 27 Global Medical Office | Utilizing global data to the benefit of patients CEO Global Medical Office Care Delivery Care Enable-ment 2.0 bn Labs >29 m Home medications 600 m HD treatments >2 m Patients 2.0 bn In-center medications >21 m Co-morbidities Largest kidney care dataset in the world 50 countries across 6 continents data per treatment 500 elements

Global Medical Office | Clinical experts paired to business leadership Care Delivery Distinct Clinical Affairs team supporting health services delivery Care Enablement Distinct Medical Affairs team supporting research, strategy, education and regulatory for each product segment Global Medical Office Ensuring high quality outcomes for patients worldwide by advancing the application of clinical science and facilitating the exchange of knowledge Regional medical leadership Applied advanced analytics & A.I. Clinical research Transplantation Capital Markets Day April 2023 Page 28 CEO Global Medical Office Care Delivery Care Enable-ment FME25 Kidney disease education & information

CEO | Global Medical Office | Care Delivery | Care Enablement

Treating a complex, diverse and varied patient population

Significant co-morbidity burden

- **Hypertension**
- **Diabetes**
- **Obesity**
- **Behavioral health**
- **Cardio-vascular**
- **10-12 average co-morbidities per patient**

However, not all patients are alike

- Varied socioeconomic circumstances
- Diverse racial and ethnic make-up
- Diverse underlying health systems
- Regional differences in leading co-morbidities

U.S. patients

- Nearly 2/3 diabetic
- ~85% with hypertension


Patient age range
18-44
45-64
65-74
>75

International patients

- 1/3 diabetic
- <20% with hypertension


Patient age range
18-44
45-64
65-74
>75

FRESENIUS MEDICAL CARE
Capital Markets Day April 2023 **Page 29**

▪ Consistent global approach to pursuit equity and standardization of care across diverse patient populations ▪ Use of enhanced analytics covering demographics (patient age) and medical history (diabetes prevalence) Strategy Page 30 Continuous monitoring of clinical performance to enhance care Index components Dialysis effectiveness Measures how sufficiently the body is cleansed of waste substances Vascular access Measures the share of patients who do not receive dialysis via a dialysis catheter but rather via safer vascular access alternatives that reduce risk of infection and improve outcomes Anemia management Measures hemoglobin levels and specific medications given during dialysis to achieve optimum clinical outcomes, such as overall health and well-being Quality index Global indicator for patient well-being and treatment success Demographic indicators Capital Markets Day April 2023 CEO Global Medical Office Care Delivery Care Enable-ment

Global 2022 data Page 31 Clinical quality summary post-pandemic Main observations Annualized mortality is recovering and is closely tied to short-term return to growth Central venous catheter use for vascular access remains higher than pre pandemic levels: looking to achieve a 4-5% reduction in catheter use Infection rates have declined for bacterial infections over the last decade Key clinical parameters of adequacy, fluid control, anemia management and phosphorus control are stable and have returned to expected levels Hospitalizations decreased during the pandemic and are recovering to a new baseline in most health systems Anemia management 71% Vascular access 79% Dialysis efficacy 94% Quality index 81% Age 62.6 yrs Diabetes 52.4% Hospitalization rate per year 10.6 days Capital Markets Day April 2023 CEO Global Medical Office Care Delivery Care Enable-ment

*Preliminary March data as of April 5, 2023 Page 32 Improving mortality trend across patient population Trailing 12-month mortality rate returning to pre-pandemic levels which will contribute to growth in the population of people treated -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1* 2019 2020 2021 2022 2023 Capital Markets Day April 2023 CEO Global Medical Office Care Delivery Care Enable-ment EMEA U.S.

GLP-1 agonists Cell-based therapies SGLT2 inhibitors Resulting in ▪ More CKD patients surviving to progress toward ESRD ▪ Fewer patients that may crash into dialysis ▪ Healthier ESRD patients that will dialyze longer ▪ Impact will be driven by speed of uptake, side effects and comorbid conditions ▪ Long term side effects of these medications unknown Overall, new drugs are expected to have a positive impact on persons with kidney disease Page 33 New drugs improving CKD and ESRD patient health Notable examples Designed to slow the progression of chronic kidney disease Long-term impact will be limited by risks inherent to the procedures required Designed for people with Type 2 diabetes mellitus Long-term positive impact to expand the CKD population Designed for Type 2 diabetes mellitus Long-term impact balanced by better cardiovascular health Capital Markets Day April 2023 CEO Global Medical Office Care Delivery Care Enable-ment

Capital Markets Day April 2023 Page 34 Looking forward | Solid patient volume development ▪ Improving patient health and mortality trends are greatest contributors to growing patient volumes and this improves the outlook the quickest ▪ Our continuous analysis of the total CKD population does not indicate any near-term disruptions ▪ Potential for medium to long-term additional growth acceleration by new drugs that preserve patients through better cardiovascular health U.S. patient volume growth expected to return to pre-pandemic levels by 2025+ U.S. dialysis treatment expectations CEO Global Medical Office Care Delivery Care Enable-ment -1% to +1% +2% to +3% 2023 2025+

BREAK

3 Care Delivery Bill Valle CEO Global Medical Office Care Delivery Care Enable-ment

Capital Markets Day April 2023 Page 37 Care Delivery | At a glance Around 345,000 Dialysis patients >4,100 Dialysis centers 71 Net promoter score $6 bn Medical cost under management in U.S. value-based care in 2022 52 m+ Dialysis treatments per year 81% Global quality index score 78% Of patients who would highly recommend our service 51% Optimal start rate through U.S. value-based care (vs. 20% U.S. national avg.) Largest dialysis network worldwide CEO Global Medical Office Care Delivery Care Enable-ment

Patients Dialysis services Value-base care Vascular access Other2 Fresenius Rx Renal Pharma Capital Markets Day April 2023 Page 38 Care Delivery business overview CEO Global Medical Office Care Delivery Care Enable-ment 81% 19% U.S. International Comprehensive offering around renal care 2 *Other includes NCP, Spectra, Frenova, Acumen, Physician Services, and Cura Revenue breakdown – €15.6 bn total in 20221 By region 1 Unaudited

Trans-plantation Slowing progres-sion and increa-sing preemptive transplantations Transplant candi-dates benefit from "Referral Ready" waitlist manage-ment program In-Center and Home Dialysis Renal Lab Testing Renal Pharmaceuticals Access Placement and Maintenance Renal Clinical Pharmacy CKD management ESRD management Capital Markets Day April 2023 Page 39 Care Delivery is setting new standard for kidney care serving U.S. patients across the Renal Care Continuum CEO Global Medical Office Care Delivery Care Enable-ment Value-based care program

Capital Markets Day April 2023 Page 40 Market leader in expanding home dialysis in U.S. CEO Global Medical Office Care Delivery Care Enable-ment Accelerating shift to home dialysis Aspirational home target ▪ Higher patient satisfaction and quality of life ▪ Payors (government, Medicare Advantage and commercial) favor home dialysis ▪ Supports Care Delivery margin improvement of dialysis treatments in the U.S. to be performed in a home setting 25% Challenges to 2025 target Potentially delayed given longer than assumed continuation of the COVID-19 pandemic in 2022 and unprecedented impacts from labor shortage Lower total cost of care vs. in-center, benefi-ting value-based agreements Higher treatment yield vs. in-center Mitigates labor pressures Asset light growth Better patient outcomes ▪ Labor stability increasing home dialysis starts ▪ Leveraging Transitional Care Unit concept (TCU) to increase Growth levers New start training Patient retention Relationships with physicians

U.S. patient service revenue – FY 2022 Capital Markets Day April 2023 Page 41 Key levers for margin improvement | Rate growth 36% 54% 5%5% Medicare program Commercial & Medicare Advantage Medicaid & other government sources Hospitals CEO Global Medical Office Care Delivery Care Enable-ment CMS market basket adjustment Continued conversion to Medicare Advantage Built-in escalators in commercial and Medicare Advantage agreements Commercial retention Acute contract renegotiation

Capital Markets Day April 2023 Page 42 Key levers for margin improvement | Volume growth Volume outlook ▪ Continuously outperformed the market in volume development ▪ Assume moderate growth through 2025 ▪ Expect to return to normalized growth by the end of 2025 CEO Global Medical Office Care Delivery Care Enable-ment Mortality Rates Decreased by 10% to around 18% Monthly Turnover Direct patient care employee turnover decreased by 26% Missed Treatments Improved by 6% Patient Admission Increased by 6% Key contributors to volume growth are stabilizing & returning to pre-pandemic levels

Drivers of reduction 1 Excluded PRF | 2 Other includes depreciation, admin, physician compensation, fixed overhead, and miscellaneous expenses Capital Markets Day April 2023 Page 43 Key levers for margin improvement | Cost improvement CEO Global Medical Office Care Delivery Care Enable-ment 47% 23% 29% Pharma & ancillaries Labor* Other** Labor Improve retention & turnover of clinic staff Accelerate home growth Pharma and ancillaries expense savings Leverage vertical integration of renal pharmaceuticals Other Volume recovery leading to im-proved opera-tional leverage Clinic consolidation driving footprint optimization Streamline corporate over-head structure (FME25) Increase utilization and pro-ductivity Accelerated savings on labor rate drivers (e.g., agency spend, premium pay) Care Delivery – U.S. dialysis | Cost components Labor1 Other2

Capital Markets Day April 2023 Page 44 Key levers for margin improvement | Care Delivery International Leveraging capabilities across markets ▪ New operating model brings focus and simplification ▪ Symmetrical organizational structure to U.S. ▪ Leveraging existing operational best practices ▪ Operational efficiencies CEO Global Medical Office Care Delivery Care Enable-ment

CEO | Global Medical Office | **Care Delivery** | Care Enablement

Transforming U.S. value-based care industry with InterWell Health

Unique partnership joining FME and ...

interwell health	High-performing nephrology network of 1,600+ value-focused physicians
Cricket Health	Innovative technology, analytics, and patient engagement platform
ACUMEN PHYSICIAN SOLUTIONS	Leading provider of electronic health record & patient management software designed for nephrology

Market leading positioning

$6 bn in **medical costs under management** in 2022 growing to **$11 bn** in 2025

90 k **lives** under management in 2022, growing to **270 k** in 2025

$2.3 bn in **revenue** expected in 2025

Accelerating shift to **risk arrangements**

Further **expansion into CKD**

Clinical Excellence out-performing the market[1]

150% increased optimal starts

15 – 20% reduction in hospitalizations

95% reduction in 90-day mortality

90% increase in home dialysis start rate

Sources: 1. USRDS 2022 Annual Data Report, 2019 data.; Rankin, S, et. al., A Machine Learning Model for Predicting Mortality within 90 Days of Dialysis Initiation; Kidney360 3(9):p 1556-1565, September 29, 2022. | DOI: 10.34067/KID.0007012021

FRESENIUS MEDICAL CARE
Capital Markets Day April 2023 Page 45

2022 operating income margin1 2025 operating income margin2 Care Delivery 9.5% 10 % to 14 % FME25 140 bps U.S. volume recovery 0 to 100 bps U.S. rate / mix development 100 to 175 bps Labor & inflation -175 to -50 bps Dilution from value-based care growth -50 to 0 bps International growth & operational efficiencies 50 to 100 bps Capital Markets Day April 2023 Page 46 Path to margin improvement CEO Global Medical Office Care Delivery Care Enable-ment 1 Unaudited; FY 2022 operating income excluding special items and excluding EUR 277 million of Provider Relief Funding received from the U.S. government to compensate for certain COVID-19-related costs 2 FY 2025 outlook excluding special items and in constant currency.

Exit markets with significant structural challenges Capital Markets Day April 2023 Page 47 Portfolio optimization | Care Delivery International CEO Global Medical Office Care Delivery Care Enable-ment CDI Today 2022 CDI Future 2025 Footprint reduction -25% to -60% 19-36 countries 49 countries Subscale and unprofitable Regulatory and geopolitical environment Reimbursement rates

Target 2025+ | Care Delivery CEO Global Medical Office Care Delivery Care Enable-ment Capital Markets Day April 2023 Page 48 Provider, partner, & employer of choice for all stakeholders in our ecosystem ▪ Expanding to CKD ▪ Increased full risk contracting ▪ Full breadth of services supporting patients across the renal care continuum ▪ Best-in-class operating leverage ▪ Optimized geographic and business unit footprint ▪ Disciplined capital allocation ▪ Efficient clinic management Market leader in U.S. value-based care Best-in-class clinical outcomes Operationally excellent ▪ Accelerated shift, improving patient outcomes and improving margins Market leader U.S. home

4 Care Enablement Dr. Katarzyna Mazur-Hofsäß CEO Global Medical Office Care Delivery Care Enable-ment

CEO | Global Medical Office | Care Delivery | Care Enable-ment

Care Enablement | At a glance

Market leading renal medtech company

Machines produced in 2022
~49,000

~40%
market share of in-center dialysis products

Around
168 m
Dialyzers produced

#1 dialyzers

#1 machines

#1 in HHD

#1 in acute dialysis

Clear **market leader**
in the production of hemodialysis machines

42
production sites

Products available in
153
countries

Worldwide
~50%
of all dialysis patients use our products

FRESENIUS MEDICAL CARE

Capital Markets Day April 2023 **Page 50**

The evolution of our organization CEO Global Medical Office Care Delivery Care Enable-ment Regional product management with separate R&D and manufacturing Former structure | Product business New structure | Care Enablement R&D NA product business EMEA product business APAC product business LatAm product business Manufacturing Capital Markets Day April 2023 Page 51 Enabling functions Supply chain Commercial operations In-Center Home Critical Care

Capital Markets Day April 2023 Page 52 Care Enablement overview 71% 29% External Internal Ecosystem of Care Enablement products and services Note: *Other includes NCP, Spectra, Frenova, Acumen, Physician Services, and Cura Revenue breakdown – €5.4 bn total in 20221 By customer Water systems Digital services Logistics Training and educatio n Technical service Dialysis products Home dialysis CEO Global Medical Office Care Delivery Care Enable-ment 1 Unaudited; Total revenue with external customers incl. inter-segment revenue

Hemocompatibility in High Flux dialysis and HDF Low Flux dialysis Capital Markets Day April 2023 Page 53 Global leader in dialyzers and membrane technology Dialyzer portfolio covering all clinical needs Creatinine (113 Da) Urea (60 Da) Phosphate (96 Da) B12 (1350 Da) Inulin (4k to 6k Da) B2M High Flux dialysis (12k Da) Myoglobin (17k Da) Albumin (67k Da) CEO Global Medical Office Care Delivery Care Enable-ment To retain To remove

Page 54 Global leader in in-center machine technology | Portfolio adapted to specific regional needs Europe Latin America Africa Australia Asia U.S. Global Machine Portfolio Pre-mium Value Basic 6008 4008S classix 5008S 2008T 4008A (US only) CEO Global Medical Office Care Delivery Care Enable-ment Capital Markets Day April 2023

Page 55 Global leader in HHD | Improving economics of PD and upgrading technology US Liberty NxStage EMEA & Canada & Australia Silencia sleep•safe NxStage 5008S harmony LATAM, Africa & Asia Silencia sleep•safe 5008S harmony 75 countries CEO Global Medical Office Care Delivery Care Enable-ment Capital Markets Day April 2023

Page 56 Global leader in technology for acute dialysis High margins Strong global footprint ~27% Market Share Xenios portfolio CEO Global Medical Office Care Delivery Care Enable-ment Capitalizing on global opportunities Capital Markets Day April 2023 Growth in US US Portfolio Expansion: MultiFiltrate PRO and sterile Solution Growth in Europe and China Growth with MultiFiltrate PRO Growth with MultiFiltrate PRO

Leading digital portfolio in renal therapies Home In-Center Critical Care Connecting patients & providers Supporting patients & caregivers in diseases management Connecting FME with patients Connecting dialysis unit with Clinical Information System Managing and optimizing therapy Automating processes Documenting activities (i.e. for reimbursement, quality management) Collecting and processing data Streamlining logistics & services Connecting FME with customers Page 57 CEO Global Medical Office Care Delivery Care Enable-ment Capital Markets Day April 2023

CEO | Global Medical Office | Care Delivery | Care Enable-ment

Leading digital portfolio in renal therapies


Home
In-Center
Critical Care
Nx2me App
eProcure App
Health Tracker App
>11k HHD Patients Managed
>7M HHD Treatments
Nx2me
Remote Patient Monitoring
Home Therapy Management
Order Management
kinexus
Cloud Driven
>2M PD Treatments
PD Modeling & Dosing
POL
Therapy Software
>1,700 Clinics in 64 countries
>700 Clinics
FMT
Fluid Management
dXp
>2,600 Clinics in 66 countries
Central Station App
HD Therapy Management
TMon
>700 active Installatio ns
Renal Clinic Management
TSS
Data Integration
Enable-ment for 80k+ Machines in US
UDL
7Connect
MultiHL7
BSL
Connectivity
Edge Computing
Data Interop
CDX
CDL
ICU Clinical In-formation Systems
Clinic EHRs

FRESENIUS MEDICAL CARE
Capital Markets Day April 2023 Page 58

Page 59 Digital renal platform driving future value creation ▪ Automate operational tasks ▪ Enhanced clinical decision making ▪ Help reinvent care models: data enabled personalized treatment Healthcare Providers ▪ Accelerate top line growth by leveraging digital platform ▪ Grow high margin digital Products & Services business ▪ Enable personalized renal therapies making our business model compatible with value-based care – fit for the future Patients & Care Partners Shareholders ▪ Improve end-end patient experience via digital tools and empowerment CEO Global Medical Office Care Delivery Care Enable-ment Capital Markets Day April 2023

Page 60 Care Enablement margin drivers Areas to address Drivers of margin improvement Capital Markets Day April 2023 CEO Global Medical Office Care Delivery Care Enable-ment EBIT margin ▪ Inefficiency in parts of manufacturing footprint ▪ Portfolio proliferation diluting scale effects ▪ Loss making PD business in the U.S. ▪ Inflation ▪ Selective cost increases of certain direct components ▪ FME25 initiatives ▪ Pricing, contracting and direct procurement ▪ Growth in international markets ▪ Additional identified improvements (G&A, PD logistics, operational efficiencies)

2022 operating income margin1 2025 operating income margin2 Care Enablement 1.9% 8% to 12% FME25 600 bps Inflation -650 to - 550 bps Pricing, contracting, direct procurement 300 to 400 bps Growth in international markets 250 to 300 bps Additional identified improvements (G&A, PD logistics, other operational efficiencies) 100 to 250 bps Capital Markets Day April 2023 Page 61 Care Enablement | Path to margin improvement CEO Global Medical Office Care Delivery Care Enable-ment 1 Unaudited; FY 2022 operating income excluding special items 2 FY 2025 outlook excluding special items and in constant currency

Capital Markets Day April 2023 Page 62 Portfolio optimization | Care Enablement Thorough assessment of portfolio assets, accelerated decision process CEO Global Medical Office Care Delivery Care Enable-ment R&D programs refocused on future platforms Ventures portfolio critically assessed for strategic fit Rationalized portfolio of cyclers, machines, disposables and concentrates Considering options for businesses with structural challenges

Capital Markets Day April 2023 Page 63 Target 2025+ | Care Enablement Profitably shape global dialysis market CEO Global Medical Office Care Delivery Care Enable-ment ▪ Manufacturing footprint optimization ▪ Portfolio rationalization ▪ Action plan based on assessment of future viability for PD in the U.S. ▪ Streamlined processes, further reduce G&A cost ▪ Pricing and contracting excellence ▪ Execute on commercial plans ▪ Modular ecosystem of products and services, connected on digital platform ▪ Data–enabled personalized treatment ▪ Sustainable dialysis ▪ Solutions addressing key healthcare issues: labor shortage and access to care Boost operating performance Grow market share with future-proof product portfolio Pioneer dialysis of tomorrow

Q&A Your questions are welcome!

Concluding remarks

In summary | Our strategic aspiration Structure Capital allocation Operational efficiencies Portfolio optimization Culture FME25 Care Delivery Care Enablement Global operating model with two segments Financial reporting with enhanced transparency Simplified governance Accountability Sustainability Diversity & Inclusion Disciplined financial policy ROIC improvement focus Unlock value as the leading kidney care company Capital Markets Day April 2023 Page 66 CEO Global Medical Office Care Delivery Care Enable-ment

Thank you for joining! Fresenius Medical Care Capital Markets Day 2023